UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2005

RAMCO-GERSHENSON PROPERTIES TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-10093	13-6908486
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan		48334
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-350-9900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On April 13, 2005, the Internal Revenue Service (the "IRS"), issued two examination reports to Ramco-Gershenson Properties Trust (the "Company"). The reports seek to disallow certain deductions and losses of the Company taken in its 1996 tax year and to disqualify the Company as a REIT for the years 1996 through 2004. The Company disputes the disallowance of certain deductions and losses for 1996 and believes that amounts which may be assessed against the Company with respect to any such disallowance would constitute items covered under a tax agreement between the Company and Atlantic Realty Trust dated as of May 10, 1996. Insofar as the reports seek the disqualification of the Company as a REIT, the Company has been advised by legal counsel that the positions set forth in the reports with respect to the disqualification of the Company as a REIT are unsupported by the facts and applicable law. The Company intends to contest the reports by filing a protest with the Appeals Office of the IRS. Although Atlantic Realty Trust has filed a Form 8-K with the Securities and Exchange Commission stating that it has been advised by counsel that it would not have any obligation to indemnify the Company with respect to such amounts, the Company disagrees with such position and, if the need arises, intends to pursue collection of amounts related to the 1996 tax year from Atlantic Realty Trust under the tax agreement.

A more detailed discussion of the matters set forth in the examination reports and our disagreements with such matters will be included in the Form 10-Q for the quarter ended March 31, 2005 that we will file with the Securities and Exchange Commission.

A copy of the press release, dated May 12, 2005, issued by the Company with respect to the examination reports is filed as Exhibit 99.1 to this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

May 12, 2005	By:	Richard J. Smith

Name: Richard J. Smith
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 12, 2005